UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2022, PerkinElmer, Inc. (the “Company”) entered into a Master Purchase and Sale Agreement (the “Purchase Agreement”) with Polaris Purchaser, L.P. (the “Purchaser”), a Delaware limited partnership owned by funds managed by affiliates of New Mountain Capital L.L.C. (the “Sponsor”), under which the Company agreed to sell to the Purchaser certain assets and the equity interests of certain entities constituting its Applied, Food and Enterprise Services businesses (the “Business”) (as further defined in the Purchase Agreement), for cash consideration of up to approximately $2.45 billion and the Purchaser’s assumption of certain liabilities relating to the Business (collectively, the “Transaction”). Approximately $2.3 billion of the purchase price will be payable in connection with the closing, subject to certain customary adjustments, which includes $75 million in deferred payments tied to the transfer of the PerkinElmer brand and related trademarks to the Purchaser (which may be completed within 24 months following the date of the closing at the Company’s election). The Purchase Agreement also provides for potential post-closing payments totaling up to $150 million, which are contingent on the exit valuation the Sponsor and its affiliated funds receive on a sale or other capital events related to the Business.

The Purchase Agreement provides that the closing is subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) the accuracy of each party’s representations and warranties (subject to customary materiality standards), (ii) each party’s compliance in all material respects with pre-closing covenants, (iii) the expiration or termination of waiting periods or receipts of approvals, as applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain foreign antitrust and foreign direct investment laws, (iv) the absence of any governmental order preventing the consummation of the Transaction and any legal proceeding brought by a governmental entity that would cause the Transaction to be rescinded, (v) completion of an internal reorganization and certain other specified actions relating to the separation of the Business from the Company’s remaining businesses, (vi) receipt of certain third-party consents and (vii) the delivery of customary closing deliverables, including entry into a transition services agreement, pursuant to which the parties will agree to provide certain services to each other following the closing. The Purchase Agreement also provides that, without the express written consent of the Purchaser, the closing will occur no earlier than December 1, 2022.

The Purchaser has obtained equity commitments from certain funds affiliated with the Sponsor and a debt financing commitment from certain direct lenders. The Purchaser Agreement requires Purchaser to use its reasonable best efforts to arrange and obtain the financing on the terms and conditions described in the equity and debt financing commitments. However, the closing of the Transaction is not conditioned upon the receipt of any financing.

The Purchase Agreement contains customary termination provisions, including the right of the Company and the Purchaser to terminate if the closing has not occurred by May 1, 2023. If the Purchase Agreement is terminated under certain specified circumstances, the Purchaser will be required to pay the Company a reverse termination fee of $75 million (the “Reverse Termination Fee”). Certain funds affiliated with the Sponsor have provided the Company with a limited guarantee in favor of the Company guaranteeing the obligations of the Purchaser to pay the Reverse Termination Fee and certain other payment obligations of the Purchaser under the Purchase Agreement.

The Purchase Agreement provides that, for a period of three years following the closing, the Company, together with its direct and indirect controlled affiliates, will not engage in a business that is competitive with the Business as conducted as of the closing, subject to certain exceptions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser or Sponsor. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Purchaser or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Master Purchase and Sale Agreement, dated as of August 1, 2022, by and between PerkinElmer, Inc. and Polaris Purchaser, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish copies of any of such exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: August 5, 2022	By: /s/ Joel S. Goldberg
Joel S. Goldberg, Esq.
Senior Vice President, Administration, General Counsel and Secretary